Exhibit 3(II)

BY-LAWS

OF

HANDLEMAN COMPANY

A Michigan Corporation

As Amended September 8, 2004

BY-LAWS OF HANDLEMAN COMPANY

a Michigan Corporation

BY-LAWS OF

HANDLEMAN COMPANY

a Michigan Corporation

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of the Corporation shall be located at 500 Kirts Boulevard, in the City of Troy, County of Oakland, State of Michigan or such other place as may be designated as the registered office by the Board of Directors.

1.2 Other Offices. The Corporation may also have offices or branches at such other places, both within and without the State of Michigan, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1 Time and Place. All meetings of the shareholders shall be held at the registered office of the Corporation, or at such other place either within or without the State of Michigan as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.2 Annual Meetings. The annual meeting of shareholders shall be held on such date and at such time as may be scheduled by the Board of Directors within the first two weeks of September of each year, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting. If the annual meeting is not held on a date designated within the first two weeks of September the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

2.3 Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, or a majority of the Board of Directors, or at the request in writing of the holders of not less than a majority of all the shares entitled to vote at a meeting.

2.4 List of Shareholders. The officer or agent who has charge of the stock ledger or stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting, or any adjournment thereof. The list shall be arranged in alphabetical order with each class and series and show the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

2.5 Notice of Meeting. Except as may be provided by statute, written notice of an annual or special meeting of shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

2.6 Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise expressly required by statute or by the Articles of Incorporation. All shareholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, a majority of the shareholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. Any business may be transacted at the meeting as originally notified. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.7 Voting. When an action other than the election of Directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote at such meeting, unless a greater plurality is required by express requirement of the statutes or of the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast at an election.

2.8 Proxies. Each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. Each proxy shall be in writing and signed by the shareholder or the shareholder’s authorized agent or representative. A proxy shall not be valid after the expiration of three (3) years after its date unless otherwise provided in the proxy. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

2.9 Questions Concerning Elections. The Board of Directors may, in advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a shareholders’ meeting. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all shareholders.

2.10 Waiver of Notice. Attendance of a person at a meeting of shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

2.11 Telephonic Attendance. Subject to the discretion of the presiding officer at the meeting, shareholders and proxy holders may participate in any meeting of shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and all participants are advised of the communications equipment and names of the participants in the conference. Participation in a meeting pursuant to this Section 2.11 shall be considered attendance in person at such meeting.

ARTICLE III

DIRECTORS

3.1 Governance. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

3.2 Number, Election and Term. The number of Directors which shall constitute the whole Board of Directors shall be not less than three (3). The number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of shareholders for a term of three (3) years except as provided in Article IX of the Articles of Incorporation and in Section 3.4 of these By-laws and each Director shall hold office until his or her successor is elected and qualified.

3.3 Nominations for Director. Except as otherwise set forth in these By-laws, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days before the anniversary of the mailing of the Corporation’s proxy statement relating to the previous annual meeting of shareholders. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (1) the name, age, business, address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such shareholder and (2) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nominations shall be disregarded.

3.4 Vacancies. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity and any newly created directorships resulting from an increase in the number of Directors shall be filled by a majority vote of the Directors then in office, whether or not a quorum. Each Director chosen to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred. Each Director chosen to fill a newly created Directorship shall hold office until the next election of the class for which such Director shall have been chosen. When the number of Directors is changed, any newly created Directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

3.5 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Michigan. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting pursuant to this section shall constitute presence in person at such meeting.

3.6 Annual Meetings. The first meeting of each newly elected Board of Directors shall be held promptly following the annual meeting of shareholders. No notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

3.7 Regular Meetings. Regular meetings of the Board of Directors or Board committees may be held upon twenty-four (24) hour notice either personally, by telephone, telegram or telecopy, or as otherwise provided in Section 4.1 hereof, at such time and at such place as shall from time to time be determined by the Board of Directors or committee or by the Chairman of the Board. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

3.8 Special Meetings. Special meetings of the Board of Directors or Board committees may be called by the Chairman of the Board of Directors or of the Board committee, as the case may be, on two (2) days’ notice to each Director or committee member, as the case may be, by mail or twenty-four (24) hours’ notice either personally, by telephone, telegram or telecopy; or as otherwise provided in Section 4.1 hereof, special meetings of the Board of Directors shall be called by the Chairman of the Board in like manner and on like notice on the written request of two (2) Directors. The notice need not specify the business to be transacted or the purpose of the special meeting. The notice shall specify the place of the special meeting.

3.9 Quorum. At all meetings of the Board or a committee thereof, a majority of the Directors then in office or members of such committee, but not less than two (2) (if there are at least two (2) members of the Board or such committee) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these By-laws. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present thereat may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

3.10 Action by Written Consent. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the Board or committee consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the Board or committee. Such consents shall have the same effect as a vote of the Board or committee for all purposes.

3.11 Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. The Board of Directors shall designate an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee each of which shall have and may exercise the powers and authority of the Board of Directors to the extent delegated to it in its charter, which shall be approved by, and subject to amendment from time to time by, the Board of Directors. The Board of Directors may designate one or more additional committees of the Board of Directors with such powers as shall be specified in the resolution of the Board of Directors.

The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, such a committee shall not have the power or authority to:

(a)	Amend the Articles of Incorporation.

(b)	Adopt an agreement of merger or consolidation.

(c)	Recommend to shareholders the sale, lease or exchange of all, or substantially all, of the Corporation’s property and assets.

(d)	Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

(e)	Amend the By-laws of the Corporation.

(f)	Fill vacancies in the Board.

(g)	Unless the resolution designating the committee or a later Board of Directors resolution expressly so provides, declare a distribution or dividend or authorize the issuance of stock.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board.

3.12 Executive Committee. The Board of Directors may have an Executive Committee. Between meetings of the Board of Directors, the Executive Committee may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as provided in Section 3.11 above. The Executive Committee’s exercise of its powers and authority shall be consistent with any directions as to the conduct of the Corporation’s affairs which the Board of Directors may provide. Membership of the Executive Committee shall consist of the Chairman of the Board of Directors and the chairs of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. The Executive Committee shall report its actions to the Board of Directors at the Board meeting following the Executive Committee meeting at which the action is taken.

3.13 Audit Committee. The Board of Directors shall have an Audit Committee. The Audit Committee shall consist of three or more members, with the exact number being recommended by the Corporate Governance and Nominating Committee and determined by the Board of Directors.

3.14 Compensation Committee. The Board of Directors shall have a Compensation Committee. The Compensation Committee shall consist of three or more members, with the exact number being determined by the Corporate Governance and Nominating Committee.

3.15 Corporate Governance and Nominating Committee. The Board of Directors shall have a Corporate Governance and Nominating Committee. The Committee shall consist of three or more members, with the exact number being determined by the Board of Directors.

3.16 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.17 Compensation. The Board by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them may establish reasonable compensation of Directors for services to the Corporation as Directors, officers or members of a committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.18 Resignation. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.

3.19 Waiver of Notice. Attendance of a Director at a meeting constitutes a waiver of notice of the meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.20 Chairman Emeritus of the Board. The Board of Directors may elect from the current or former membership of the Board of Directors, as an honorary position, a Chairman Emeritus of the Board. The Chairman Emeritus of the Board shall not be an officer or employee of the Corporation.

ARTICLE IV

NOTICES

4.1 Delivery of Notices. All written notices to shareholders, Directors and Board committee members shall be given personally or by mail (registered, certified, first class mail or third class bulk mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. Written notices to Directors or Board committee members may also be delivered at his or her office on the Corporation’s premises, if any, or by overnight carrier, telegram, telex, telecopy, radiogram, cablegram, facsimile, computer transmission or similar form of communication, addressed to the address referred to in the preceding sentence. Notices given pursuant to this Section 4.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service. Notices given by overnight carrier shall be deemed “dispatched” at 9:00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice. The Corporation shall have no duty to change the written address of any Director, Board committee member or shareholder unless the Secretary receives written notice of such address change.

4.2 Waiver of Notice. Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed, the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the written waiver of notice. Attendance at any shareholders’ meeting (in person or by proxy) will result in both of the following:

(a)	Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(b)	Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ARTICLE V

OFFICERS

5.1 Officers and Agents. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders and shall be a President, a Secretary and a Treasurer. The Board of Directors may also create and fill the offices of one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

5.2 Other Officers. The Board of Directors may from time to time elect or appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

5.3 Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by a committee to which that authority is delegated.

5.4 Term. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. An officer may resign by written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.5 Chairman of the Board. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general and active management of the business and affairs of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall also have the general power and duties of supervision, control and management usually vested in the office of the Chief Executive Officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders. The Chairman of the Board may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

5.6 President. Unless otherwise provided by resolution of the Board of Directors, the President shall be the Chief Operating Officer of the Corporation. The President shall have the general power and duties of supervision, control and management usually vested in the office of the President of a Corporation. In the absence or non-election of the President, the Chairman of the Board shall act as the President

5.7 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. He or she shall render such accounts and reports as may be required by the Board of Directors or any committee of the Board. The financial records, books and accounts of the Corporation shall be maintained subject to his or her direct or indirect supervision.

5.8 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive or Senior Vice Presidents or may otherwise specify the order of seniority of the vice presidents.

5.9 Secretary. The Secretary shall (a) keep minutes of all meetings of the shareholders, Board of Directors and Board Committees; (b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these by-laws or as required by law; (c) be custodian of the corporate seal, if any, the stock certificate books and such other books, records and papers as the Board of Directors may direct; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation; and (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman of the Board or the Board of Directors. In the absence or non-election of the Secretary, the Chief Financial Officer shall act as the Secretary.

5.10 Treasurer. The Treasurer shall act under the direction of the Chief Financial Officer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Financial Officer, the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may affix or cause to be affixed the seal of the Corporation to documents so requiring the seal. In the absence or non-election of the Treasurer the Chief Financial Officer shall act as the Treasurer. The Chief Financial Officer may delegate to other officers the duties of the Treasurer in such manner as he or she deems advisable.

5.11 Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Chairman of the Board, the President or other officers as designated by the Board of Directors. In the order of their seniority the Assistant Secretaries shall, in the absence or disability of the Secretary and Chief Financial Officer, perform the duties and exercise the authority of the Secretary. In the order of their seniority the Assistant Treasurers shall, in the absence or disability of the Treasurer and Chief Financial Officer, perform the duties and exercise the authority of the Treasurer.

5.12 Powers and Duties. To the extent the powers and duties of the several officers are not provided from time to time by these By-laws or resolution or other directive of the Board of Directors or by the Chairman of the Board (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to this Corporation.

ARTICLE VI

CERTIFICATES OF STOCK AND SHAREHOLDERS OF RECORD

6.1 Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by the Chairman of the Board, President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation. Each holder of stock in the Corporation shall be entitled to have such a certificate certifying the number of shares owned by such holder in the Corporation.

6.2 Signatures. Any of or all the signatures on the certificate may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock.

6.3 Lost or Destroyed Certificates. The Secretary, or such other officer designated by the Board of Directors, may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

6.4 Transfer of Shares. Shares of the Corporation are transferable only on the Corporation’s stock transfer books upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.

6.5 Record Date. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or to dissent from, a proposal without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as a record date, which shall not be more than sixty (60) days prior to any other action.

If no record date is fixed:

(a)	The record date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held;

(b)	If prior action by the Board of Directors is not required with respect to the corporate action to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, shall be the first date on which a signed written consent is properly delivered to the Corporation; and

(c)	The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Only shareholders of record on the record date shall be entitled to notice of, or to participate in, the action relating to the record date, notwithstanding any transfer of shares on the Corporation’s books after the record date. This Section 6.5 shall not affect the rights of a shareholder and the shareholder’s transferor or transferee as between themselves.

6.6 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

ARTICLE VII

INDEMNIFICATION

The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a Director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation (including a subsidiary corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done by such person in such capacity (collectively, “Covered Matters”); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to Directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Checks and Funds. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.

8.2 Fiscal Year. The fiscal year of the Corporation shall end on the Saturday closest to April 30th of each year or such other date as shall be fixed from time to time by resolution of the Board of Directors.

8.3 Corporate Seal. The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Michigan”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.4 Books and Records. The Corporation shall keep within or without the State of Michigan books and records of account and minutes of the proceedings of its shareholders, Board of Directors and committees, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Michigan records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

8.5 Interpretation. These By-laws shall govern the internal affairs of the Corporation to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the By-laws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these By-laws.

ARTICLE IX

AMENDMENTS

The By-laws may be amended or repealed, or new By-laws may be adopted, by action of either the shareholders (subject to the provisions and limitations of Article XI of the Articles of Incorporation) or the Board of Directors. The shareholders may from time to time specify particular provisions of the By-laws which shall not be altered or repealed by the Board of Directors.

ARTICLE X

CONTROL SHARE ACQUISITIONS

10.1 Power to Redeem if no Acquiring Person Statement is Filed. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the Corporation at the fair value of the shares.

10.2 Power to Redeem After Shareholder Vote. After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the Michigan Business Corporation Act.

10.3 Procedure for Redemption. A redemption of shares by the Corporation pursuant to Sections 10.1 or 10.2 shall be made upon election to redeem by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within 30 days after the election to redeem is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.